Exhibit 99.1

In response to media inquiries regarding Mr. Icahn’s April 15, 2009 letter, the Company stated:

Amylin has a long-standing practice of maintaining an open dialogue with our shareholders.  We have engaged in discussions with both Mr. Icahn and Eastbourne Capital Management, L.L.C. (“Eastbourne”), and welcome the opportunity to meet with them again, either separately or together.  Eastbourne had previously indicated that it would only be willing to meet with Amylin if the Company agreed to substantial preconditions involving the composition of the Board.  While we remain open to constructive discussions, we would prefer to do so without preconditions.  We look forward to continuing our dialogue with all of our shareholders.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This Statement may be deemed to be solicitation material in respect of the matters to be considered at the 2009 annual meeting of shareholders.  Amylin will be filing a proxy statement with the Securities and Exchange Commission (“SEC”).  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

PARTICIPANTS IN SOLICITATION

Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 annual meeting of shareholders.  Information regarding the interests of Amylin’s directors and executive officers in the proxy contest will be included in Amylin’s definitive proxy statement.